Exhibit 10.5
FORM OF MPLC-MHSS INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT
This MPLC-MHSS INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of __________ (the “Agreement”) is entered into by and between __________ (“Medtronic”) and __________ (“SplitCo”). Medtronic and SplitCo are collectively referred to herein as the “Parties” and individually as a “Party”.
RECITALS
WHEREAS, in connection with the Separation Agreement, dated as of __________, by and between __________ and __________ (the “Separation Agreement”), (a) Medtronic and its shareholders determined that it is desirable and appropriate to transfer certain assets and liabilities to SplitCo and the other members of the SplitCo Group, and for such entities to conduct and operate the SplitCo Business, and (b) Medtronic and the other members of the Medtronic Group will conduct and operate the Medtronic Business;
WHEREAS, this Agreement is an Ancillary Agreement pursuant to the Separation Agreement; and
WHEREAS, in connection with the transactions contemplated by the Separation Agreement, Medtronic and each of the entities listed on Exhibit A of this Agreement (the “Medtronic Licensors”) wish to grant to SplitCo and each of the entities listed on Exhibit B (the “SplitCo Licensees”) licenses under certain Medtronic Licensed Patents and Medtronic Licensed Other IP, and SplitCo and each of the entities listed in Exhibit B (collectively, the “SplitCo Licensors”) wish to grant to Medtronic and each of the entities listed in Exhibit A (in such capacity, the “Medtronic Licensees”), licenses to the SplitCo Licensed Patents and SplitCo Licensed Other IP, in each case, as and to the extent set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1.    Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” of any Person means a Person that controls, is controlled by or is under common control with such Person. As used herein, “control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by Contract or otherwise; provided, however, that for purposes of this Agreement, (a) SplitCo and the other members of the SplitCo Group shall not be considered Affiliates of Medtronic or any of the other members of the Medtronic Group and (b) Medtronic and the other members of the Medtronic Group shall not be considered Affiliates of SplitCo or any of the other members of the SplitCo Group; and provided, further, that MiniMed Group, Inc. shall not be considered part of the Medtronic Group or part of the SplitCo Group prior to the merger of __________ into MiniMed Group, Inc.
“Change of Control” means with respect to any Person, (a) the sale of all or substantially all of the ownership interests in such Person in a single transaction to another Person that is not then an Affiliate of such first Person, (b) any direct or indirect acquisition, consolidation or merger of such Person by, with or into any other Person that is not then an Affiliate of such first Person, or (c) any other corporate reorganization or single transaction or series of related transactions in which direct or indirect control of such Person is transferred to one or more other Persons that are not then Affiliates of such first Person, including by transferring an excess of fifty percent (50%) of such Person’s voting power, shares or equity, through a merger, consolidation, tender offer or similar transaction to one or more other Persons that are not then Affiliates of such first Person.
“Contract” means any contract, agreement or other legally binding instrument, including any note, bond, mortgage, deed, indenture, commitment, undertaking, promise, lease, sublease, license or sublicense or joint venture.
“Group” means either the Medtronic Group or the SplitCo Group, as the context requires.
“Held for Use” means that there are books or records, whether in hard copy or electronic or digital format (including emails, data bases, and other file formats) (a) evidencing a specific, good faith intention of future use and (b) that exist as of the Separation Date.
“Intellectual Property” means any and all common law or statutory rights anywhere in the world arising under or associated with the following, whether registered or unregistered: (a) patents, patent applications, statutory invention registrations, registered designs, utility models, and similar or equivalent rights in inventions and designs and all reissues, reexaminations, divisionals, continuations, and extensions of, and counterparts thereof, with respect to any of the foregoing (“Patents”), (b) trademarks, service marks, trade dress, trade names, logos and other designations of origin, and the goodwill associated therewith (“Trademarks”), (c) rights in domain names and uniform resource locators, social media identifiers and accounts, and other names and locators associated with Internet addresses and sites (“Domain Names”), (d) copyrights and any other equivalent rights in works of authorship (including databases as works of authorship) (“Copyrights”), (e) Trade Secrets, (f) rights in Software (as defined in the Separation Agreement), and (g) other similar or equivalent intellectual property rights.
“Licensee(s)” means the Medtronic Licensees or the SplitCo Licensees, as applicable, in their capacities as the licensees or grantees of the licenses or rights granted to them by the SplitCo Licensors or the Medtronic Licensors, as applicable, pursuant to Article 2.

“Licensor(s)” means the Medtronic Licensors or the SplitCo Licensors, as applicable, in their capacities as the licensors or grantors of any licenses or rights granted by them to the SplitCo Licensees or the Medtronic Licensees, as applicable, pursuant to Article 2.
“Medtronic Business” means the business and operations conducted (including business and operations not yet commercialized) by the Medtronic Group other than the SplitCo Business.
“Medtronic Group” means Medtronic and each of its Subsidiaries, but excluding any member of the SplitCo Group and the SplitCo Group Entities; and excluding MiniMed Group, Inc.
“Medtronic Intellectual Property” means all Intellectual Property owned by any member of the Medtronic Group or the SplitCo Group as of immediately prior to the Separation Date, other than the SplitCo Intellectual Property, including all rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse, or misappropriation.
“Medtronic Licensed IP” means the (a) Medtronic Licensed Patents and (b) Medtronic Licensed Other IP.
“Medtronic Licensed Other IP” means all Medtronic Intellectual Property (other than Patents, Trademarks and Domain Names) that is owned by a Medtronic Licensor and is used or Held for Use in the operation of the SplitCo Business immediately prior to the Separation Date.
“Medtronic Licensed Patents” means the Medtronic Patents that are used or Held for Use in connection with the business or operation of the SplitCo Business immediately prior to the Separation Date.
“Medtronic Patents” means (a) any Patents under Medtronic Intellectual Property that are owned by a Medtronic Licensor and (b) all continuations, divisionals, continuations-in-part, re-examinations, reissues and revisions of such Patents issuing subsequent to the Separation Date.
“Parties” and “Party” have the meaning assigned in the preamble hereto.
“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.
“Separation Date” means the date on which the Initial Public Offering (as defined in the Separation Agreement) closes or in such other manner or on such other date as Medtronic and __________ may mutually agree upon in writing.
“SplitCo Business” means the business and operations constituting Medtronic’s Diabetes operating unit (as further described in the IPO Registration Statement), including the brands and product lines (a) sold by such segment as of or prior to the Separation Date or (b) otherwise set forth on Schedule V (as listed in the Separation Agreement). Notwithstanding the foregoing, the brands and product lines of all Medtronic Group operating units and businesses other than the Diabetes operating unit shall be deemed part of the Medtronic Business, and not part of the SplitCo Business.
“SplitCo Group” means (a)  __________, (b) each Person that will be a Subsidiary of __________ immediately after the Separation Date, including the entities set forth on Schedule III under the caption “Subsidiaries” (as listed in the Separation Agreement) and (c) each Person that becomes a Subsidiary of __________ after the Separation Date, including in each case any Person that is merged or consolidated with or into __________or any Subsidiary of __________, including as part of the Internal Transactions (as defined in the Separation Agreement). “SplitCo Group” excludes MiniMed Group, Inc. prior to the merger of __________ into MiniMed Group, Inc.
“SplitCo Group Entities” means the entities, the equity, partnership, membership, joint venture or similar interests of which are set forth on Schedule III under the captions “Joint Ventures” and “Minority Investments” (as listed in the Separation Agreement).
“SplitCo Intellectual Property” means (a) the SplitCo Patents, (b) the SplitCo Copyrights, (c) the SplitCo Domain Names, (d) the SplitCo Trade Secrets, (e) the SplitCo Trademarks (as defined in the Separation Agreement), (f) the SplitCo IDs (as defined in the Separation Agreement), (g) all other Intellectual Property (other than Patents) owned by any member of the Medtronic Group or the SplitCo Group as of immediately prior to the Separation Date that are exclusively used in or related to the SplitCo Business (including such SplitCo Domain Names and SplitCo Trademarks listed on Schedule __________ and Schedule __________, respectively (each as listed in the Separation Agreement), and (h) including in each case of the foregoing (a)-(g), all rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse, or misappropriation.
“SplitCo Licensed IP” means the (a) SplitCo Licensed Patents and (b) SplitCo Licensed Other IP.
“SplitCo Licensed Other IP” means all SplitCo Intellectual Property (other than Patents, Trademarks and Domain Names) that is used or Held for Use in the operation of the Medtronic Business immediately prior to the Separation Date.
“SplitCo Licensed Patents” means SplitCo Patents that are used or Held for Use in connection with the business or operation of the Medtronic Business immediately prior to the Separation Date.
“SplitCo Patents” means (a) the Patents listed on Exhibit C of this Agreement and (b) and all continuations, divisionals, continuations-in-part, re-examinations, reissues and revisions of such Patents issuing subsequent to the Separation Date.

“SplitCo Trade Secrets” means the Trade Secrets that are owned by any member of the Medtronic Group or SplitCo Group as of immediately prior to the Separation Date and that are exclusively used in or related to the SplitCo Business.
“Subsidiary” of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.
“Successor” means any successor (by purchase, divesture, merger, Change of Control or otherwise) to all or substantially all of the SplitCo Business or brand or product line of the SplitCo Group.
“Third Party” means a Person other than Medtronic Licensors, SplitCo Licensors or any of their respective Affiliates immediately following the Separation Date.
“Trade Secrets” means all (a) confidential or proprietary information and (b) all other forms and types of financial, business, scientific, technical, economic or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, know-how, programs or codes, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, to the extent that the owner thereof has taken reasonable measures to keep such information secret and the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public.
ARTICLE 2
LICENSE GRANTS
Section 2.1.    License Grants.
(a)    License to SplitCo Licensees of Medtronic Licensed IP. Subject to the terms and conditions of this Agreement, the Medtronic Licensors hereby grant, on behalf of themselves and their Subsidiaries, to the SplitCo Licensees a non-exclusive, royalty-free, perpetual, irrevocable, worldwide, non-sublicensable (other than pursuant to Section 2.3) and non-transferable (other than pursuant to Section 6.2) license (i) under the Medtronic Licensed Patents, to make, have made (subject to Section 2.2), use, offer to sell, sell and import any products or services of the SplitCo Business as operated on the Separation Date and any reasonable and natural extensions thereof and (ii) under the Medtronic Licensed Other IP, to use, copy, distribute, display, publish, perform, create derivative works of and otherwise commercially exploit any products and services embodying or practicing the Medtronic Licensed Other IP.
(b)    License to Medtronic Licensees of SplitCo Licensed IP. Subject to the terms and conditions of this Agreement, SplitCo Licensors hereby grant, on behalf of themselves and their Subsidiaries, to the Medtronic Licensees a non-exclusive, royalty-free, perpetual, irrevocable, worldwide, non-sublicensable (other than pursuant to Section 2.3) and non-transferable (other than pursuant to Section 6.2) license (i) under the SplitCo Licensed Patents, to make, have made (subject to Section 2.2), use, offer to sell, sell and import any products or services of the Medtronic Business as operated on the Separation Date and any reasonable and natural extensions thereof and (ii) under the SplitCo Licensed Other IP, to use, copy, distribute, display, publish, perform, create derivative works of and otherwise commercially exploit any products and services embodying or practicing the SplitCo Licensed Other IP.
Section 2.2.    Have-made Right. The rights granted in Section 2.1 include the right of each Licensee to have products made by one or more contractors solely for subsequent sale or distribution by or on behalf of such Licensee or its existing and future Affiliates (solely for the period of time in which such Persons remain Affiliates of Licensee), as applicable; provided, that the design and specifications for such products were, in whole or substantially, created by such Licensee or developed and designed at the request and direction of Licensee. For avoidance of doubt, the foregoing have-made rights do not extend to products created by or developed and designed for a Third Party that are sold or distributed by Licensee.
Section 2.3.    Sublicenses. Each Licensee may sublicense the rights granted to it pursuant to Section 2.1 under the Medtronic Licensed IP and SplitCo Licensed IP, as applicable, only to (i) its existing and future Affiliates (solely for the period of time in which such Persons remain Affiliates of such Licensee) and (ii) vendors, suppliers, distributors, contractors, service providers, research organizations, and marketing partners providing non-manufacturing services to Licensees and their respective Affiliates, but not for the independent use of such Persons. Any sublicensee of Licensees must be bound in writing to terms and conditions no less restrictive on the sublicensee and no less protective of the Medtronic Licensed IP or SplitCo Licensed IP, as applicable, than those contained in this Agreement and Licensees will procure that each of their sublicensees complies with the terms of its respective sublicense. Any act or omission of any sublicensee of any Licensee shall be deemed an act or omission of such Licensee and such Licensee shall be responsible and liable for any breach of this Agreement by any of its sublicensees.
Section 2.4.    No Implied Restrictions or Licenses; Reservation of Rights. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property other than the rights expressly granted in this Agreement with respect to the Medtronic Licensed IP or SplitCo Licensed IP. All rights not expressly granted in this Agreement are reserved by Licensors. The licenses granted herein shall not be deemed to require the delivery of any documents, materials or information, or the requirement to provide any support or training.
ARTICLE 3
OWNERSHIP, MAINTENANCE. ENFORCEMENT, CONFIDENTIALITY
Section 3.1.    Acknowledgement. Each Licensee hereby acknowledges that, as between the Parties, (i) Medtronic and the other Medtronic Licensors are the owners of all right, title and interest in and to the Medtronic Licensed IP and (ii) SplitCo and the other applicable members of the SplitCo Group are the owner of all right, title and interest in and to the SplitCo Licensed IP.
Section 3.2.    Responsibility for Licensed IP. Each Licensor shall have the exclusive right (but not the obligation) to prepare, file, prosecute, issue, maintain, assign, dispose of, enforce, abandon and terminate the Medtronic Licensed IP or SplitCo Licensed IP, as applicable to the Licensor, at its sole discretion and expense. The Parties shall reasonably cooperate, as needed, to assist the other party with resolution of disputes related to the Licensed IP, including participating in settlement or licensing negotiations. For the avoidance of doubt, such cooperation shall not extend to requiring involuntary joinder of a party to an enforcement proceeding. In the event such Licensor decides to initiate any third party claim of any infringement or threatened infringement or misappropriation of the Medtronic Licensed IP or SplitCo Licensed IP, as applicable to Licensor, Licensee agrees to reasonably cooperate and assist such Licensor in whatever manner Licensor directs. Any actual and reasonable out-of-pocket expenses associated with such cooperation shall be borne by the Licensor, expressly excluding the value of the time of the Licensee’s personnel (regarding which the Parties shall agree on a case-by-case basis with respect to reasonable compensation). Recovery of damages resulting from any such action shall be solely for the account of Licensor. Licensee will provide information reasonably requested by Licensor in any such action, including in connection with the calculation of damages.
Section 3.3.    Confidentiality. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to employees and agents of the other Party or its Group who have a need to know such confidential Information as a result of, or in connection with, the licenses and rights granted herein. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation (and the obligation of members of its Group) to use and keep confidential such Information of the other Party or its Group, including when exercising “Have-made” rights (pursuant to Section 2.2) or sublicensing rights (pursuant to Section 2.3) shall be governed by Section __________ of the Separation Agreement, in which each Party and Member of its Group shall only share confidential Information of the other Party licensed herein to third parties under Section 2.2 and Section 2.3 only as reasonably necessary to exercise such rights; provided it has executed a written confidential agreement with the applicable third-party contract manufacturer or sublicensee with appropriate, industry-standard terms no less restrictive than Section __________ of the Separation Agreement.
ARTICLE 4
DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY; INDEMNIFICATION
Section 4.1.    Disclaimer of Warranties. NO EXPRESS OR IMPLIED WARRANTIES ARE GIVEN BY MEDTRONIC LICENSORS OR SPLITCO LICENSORS WITH RESPECT TO ANY MEDTRONIC LICENSED IP OR SPLITCO LICENSED IP OR ANY OTHER MATTER OR SUBJECT ARISING OUT OF THIS AGREEMENT, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING OUT OF COURSE OF

DEALING OR USAGE OF TRADE, OR REGARDING THE VALIDITY, REGISTRABILITY, SCOPE, ENFORCEABILITY OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSEE ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS AGREEMENT AND THE MEDTRONIC LICENSED IP AND SPLITCO LICENSED IP ARE PROVIDED “AS IS.”
Section 4.2.    LIMITATION OF LIABILITY. IN NO EVENT SHALL A PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY WAY RELATED TO OR ARISING FROM THIS AGREEMENT OR THE MEDTRONIC LICENSED IP OR SPLITCO LICENSED IP, UNDER ANY THEORY OF LAW, INCLUDING, CONTRACT, TORT OR STRICT LIABILITY, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 4.3.    Indemnification. The provisions of __________ of the Separation Agreement shall govern any and all Liabilities (as defined in the Separation Agreement) or indemnification under or in connection with this Agreement.
ARTICLE 5
TERM
Section 5.1.    Term. The terms of this Agreement shall remain in effect until the expiration of the last-to-expire of the Intellectual Property licensed under this Agreement, if ever; provided that the term of the Patent licenses granted pursuant to Section 2.1(a) and Section 2.1(b), respectively, shall terminate on a Patent-by-Patent basis upon expiration of the applicable Patent’s term, respectively. The irrevocability of the licenses granted pursuant to Section 2.1(a) and Section 2.1(b) shall not limit the availability of damages, specific performance or other legal or equitable remedies of the Parties, other than remedies that would result in a termination of, or limitation on, the licenses.
Section 5.2.    Survival. The Parties rights and obligations set forth in the following Articles and Sections shall survive the termination of this Agreement: Article 1 (Definitions), Article 4 (Disclaimer of Warranties; Limitation of Liability; Indemnification), and Article 6 (Miscellaneous).
ARTICLE 6
MISCELLANEOUS
Section 6.1.    Notices.   All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) when delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth Business Day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Medtronic:
Medtronic plc
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432
Attention: Vice President, Corporate Development & Ventures
                  Senior Legal Director, Business Development
Email:       chris.e.eso@medtronic.com
                  rhona.e.shwaid@medtronic.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
650 California Street
San Francisco, CA 94108
Attention:  Benet J. O’Reilly
Email:        boreilly@cgsh.com
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Tel: (212) 225-2000
Attention:  Kimberly R. Spoerri
Email:        kspoerri@cgsh.com

If to __________:	__________

with a copy (which shall not constitute notice) to:

__________
Section 6.2.    Assignment. This Agreement and the rights hereunder shall be fully assignable or transferrable, in whole or in part, by Medtronic without SplitCo’s consent. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, transferred or delegated, in whole or in part by SplitCo without the prior written consent of Medtronic, except that SplitCo may assign this Agreement, in whole but not in part (except for partial assignments under Section 6.2(b)), by written notice to Medtronic in connection with (a) the sale of all or substantially all of the SplitCo Business, (b) a sale of a brand or product line of the SplitCo Group to which this Agreement relates in a single transaction to a Third Party, (c) a

Change of Control of SplitCo or any member of the SplitCo Group, or (d) an internal reorganization where this Agreement is assigned to one or more Affiliates of the SplitCo Group.
Following such event under Sections 6.2(a), (b) and (c), all rights granted to the Successor under Article 2, except for Section 2.1(a)(ii) and rights associated therewith, shall automatically:
(i)    be limited to the SplitCo Group products and services that:
(a)    were Held for Use;
(b)    are commercialized prior to such event under Section 6.2(a)-(c); or
(c)    are subject of a SplitCo Group funded program in the product development pipeline, as evidenced by SplitCo Group’s written program management documentation prior to such event under Section 6.2(a)-(c) (each of the foregoing being a “SplitCo Covered Products”), as applicable, and subsequent versions of the SplitCo Covered Products; and
(ii)    not include any pre-existing products or services of the Successor or any of its respective Affiliates.
Any purported assignment in contravention of this Section 6.2 shall be null and void ab initio. Subject to the preceding sentences of this Section 6.2, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.
Section 6.3.    Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted by the other under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that, notwithstanding anything else in this Agreement, Medtronic and the other members of the Medtronic Group and SplitCo and the other members of the SplitCo Group, as licensees of such Intellectual Property under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code (including Medtronic’s and the Medtronic Group members’ right to the continued enjoyment of the rights and licenses respectively granted under this Agreement).
Section 6.4.    Relationship of Parties. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the Parties hereto. No Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other Parties. No Party will have the power to control the activities and operations of the others and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No Party will have any power or authority to bind or commit the other Parties. No Party will hold itself out as having any authority or relationship in contravention of this Section 6.4.

Section 6.5.    Remedies.  Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a Party of any one such remedy will not preclude the exercise of any other such remedy.
Section 6.6.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
(b)    Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof, over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.
(c)    EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6(c).
Section 6.7.    Incorporation of Certain Sections of the Separation Agreement. Section 11.01 (Counterparts; Entire Agreement), Section 11.02 (Dispute Resolution), Section 11.04 (Third-Party Beneficiaries), Section 11.06 (Severability), Section 11.08 (Expenses), Section 11.09 (Headings), Section 11.12 (Specific Performance), Section 11.14 (Amendments; Waivers), and Section 11.16 (Interpretation) of the Separation Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

By:___________________________________
Name:
Title:
[Signature Page to the Intellectual Property Cross-License Agreement]

By:___________________________________
Name:
Title:
[Signature Page to the Intellectual Property Cross-License Agreement]

Exhibit A
Medtronic Licensors

Entity Name	Country

Medtronic Plc	Ireland
Medtronic Global Investments ULC	Ireland
Medtronic Luxembourg Global Holdings Sarl	Luxembourg
Medtronic Global Holdings SCA	Luxembourg
Medtronic GP Sarl	Luxembourg
Medtronic (Shanghai) Ltd.	China
Medtronic China LLC and its subsidiaries	Various
Medtronic (Shanghai) Ltd.	China
Medtronic IP Holding International Luxembourg Sarl	Luxembourg
Integrated Health Solutions Internaltional Sarl	Switzerland
Makani II Unlimited Company and its subsidiaries	Ireland
Medtronic Malaysia Operations Sdn. Bhd	Malaysia
Covidien Int'l Finance SA and its subsidiaries	Various
Medtronic International Trading Sarl	Switzerland
Covidien, L.P.	United States

Exhibit B
SplitCo Licensees

MiniMed Holdings Switzerland Sarl	Switzerland
Medtronic Diabetes (Chengdu) Co., Ltd.	China
Nutrino Health Ltd.	Israel
Medtronic MiniMed India Private Ltd.	India
Diabeter Nederland BV	Netherlands
Diabeter Center Amsterdam BV	Netherlands
MiniMed Te Austria GmbH	Austria
NPB Belgium B.V.	Belgium
MiniMed Canada ULC	Canada
MiniMed Denmark ApS	Denmark
NPB Finland Oy	Finland
MiniMed France S.A.S	France
NPB Germany GmbH	Germany
MiniMed Hellas Single Member LLC	Greece
MiniMed Technologies Ireland Limited	Ireland
MiniMed Italy S.R.L.	Italy
MiniMed Japan G.K. (f/n/a NPB Japan, Co., Ltd.)	Japan
MiniMed Norway AS	Norway
MiniMed Philippines Inc.	Philippines
MiniMed Portugal, Unipessoal Lda	Portugal
MiniMed Spain SL	Spain
MMed Sweden AB	Sweden
Medtronic Korea Holdings Ltd.	Korea

Exhibit C
SplitCo Patents
___________